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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, For Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        TIS MORTGAGE INVESTMENT COMPANY
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No Fee Required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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                        TIS Mortgage Investment Company
                       655 Montgomery Street, Suite 800
                        San Francisco, California 94111

                                                                    July 7, 1999


                       IF YOU RECEIVE A BLUE PROXY CARD,
                            WE URGE YOU NOT TO SIGN!

Dear Stockholder:

     You may receive a proxy statement and a BLUE proxy card from a "Committee" that is headed by Frederick G. Tobin, a Rhode Island lawyer, and was put together by David W. Unsworth, Jr., a San Francisco stockbroker. We urge you not to vote for this Committee's candidates for election as directors at the annual meeting of stockholders to be held on July 15, 1999.

     Ever since Mr. Tobin first sent us his nominations in April, we have strongly opposed his nominees on the grounds that their election is not in your best interests. Nothing in the Committee's latest proxy statement changes our view in any way.

                           WHO IS THE COMMITTEE AND
                WHAT ARE MR. TOBIN'S AND MR. UNSWORTH'S ROLES?

     The Committee's proxy statement states that the Rhode Island lawyer, Frederick Tobin, who owns only 25,000 shares, "makes all decisions concerning the business and affairs" of the Committee in consultation with the Committee, but admits that it has never even met as a group. The proxy statement also lists Mr. Unsworth and another individual as participants in the proxy solicitation but does not say what their real roles are, other than their stock ownership and a small contribution to the expenses of the proxy contest. We also know that Mr. Unsworth is currently employed by a small brokerage firm which has a net worth of approximately $700,000 at December 31, 1998.

     WE ALSO FIND IT REVEALING, HOWEVER, THAT IN SWORN TESTIMONY MR. TOBIN STATED THAT IT WAS MR. UNSWORTH WHO HAD PROVIDED HIM WITH THE NAMES OF THE FIVE OTHER CANDIDATES, WHO WERE OTHERWISE UNKNOWN TO MR. TOBIN.

     Mr. Tobin further testified that he was not spending any of his own money on this proxy contest and did not know who was, except that Mr. Unsworth told him, "DON'T WORRY ABOUT IT." One thing is clear from their proxy statement; they want your Company to pick up all of their expenses if they are successful in the proxy contest.

     IN OUR OPINION, THIS COMMITTEE, NOMINATED BY MR. TOBIN AT THE SUGGESTION OF MR. UNSWORTH, CLEARLY DOES NOT DESERVE YOUR VOTE.

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THE COMMITTEE ADMITS THAT IT HAS NO PLAN AND WE BELIEVE ITS CANDIDATES LACK THE
QUALIFICATIONS TO RUN YOUR COMPANY!

     Two and one-half months have passed since Mr. Tobin first nominated himself and Mr. Unsworth's suggested candidates, and yet the Committee's own proxy statement concedes that it has no specific plan for the operation of your Company's business.

     Not only does the Committee not have a plan, but the Committee's nominees have not demonstrated to us any capacity to direct the affairs of a publicly traded real estate company like TIS Mortgage. In fact, none of them appears to have served on the board of any publicly-held company.

     It is obvious to us that Mr. Tobin made no responsible effort to determine whether his candidates are qualified to run your Company. This is evident from the disclosure in the Committee's proxy statement that Mr. Tobin relied primarily on the scant biographical information provided in the Committee's proxy statement. IN FACT, MR. TOBIN ADMITS THAT HE DID NOT EVEN SPEAK TO FOUR OF THE FIVE CANDIDATES UNTIL AT LEAST A MONTH AFTER NOMINATING THEM.

     IN OUR OPINION, IT IS IRRESPONSIBLE FOR MR. TOBIN TO ASK FOR YOUR VOTE AND WAGE THIS PROXY CONTEST WITHOUT A BUSINESS PLAN AND WITHOUT ANY DIRECT, FIRST-HAND KNOWLEDGE OF THE CANDIDATES' QUALIFICATIONS.

                 YOUR CURRENT BOARD HAS A PLAN AND A STRATEGY!

     Your Board is intimately familiar with the Company and the real estate industry. WE ARE FULLY COMMITTED TO RETURNING THE COMPANY TO PROFITABILITY BY CHANGING ITS CORE BUSINESS FROM INVESTMENT IN MORTGAGE INSTRUMENTS TO INVESTMENT IN A VARIETY OF REAL PROPERTIES, SUCH AS MULTI-FAMILY HOUSING, SHOPPING CENTERS AND OTHER DEVELOPMENT PROJECTS.

     To assist in the implementation of the Company's business strategy, we have revitalized the Board by accepting the resignations of five directors and reducing the number of directors from nine to six. We have also filled the resulting vacancies with two new directors, who we believe will advance our stockholders' interests through their energy, skills and expertise. We believe that election of the Committees nominees at this time would be highly disruptive to the strategy the Company is actively pursuing.

     THE ISSUE IS WHO IS MOST QUALIFIED TO DIRECT THE FUTURE OF YOUR COMPANY. COMPARE THE QUALIFICATIONS OF YOUR CURRENT BOARD WITH THE INEXPERIENCE OF THE COMMITTEE. THE INTERESTS OF YOUR CURRENT BOARD, WHICH INCLUDES TWO DIRECTORS WITH THE LARGEST SINGLE STOCK INTERESTS IN THE COMPANY (APPROXIMATELY 19.4%), ARE DIRECTLY ALIGNED WITH YOUR INTERESTS AS STOCKHOLDERS.

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                            YOUR VOTE IS IMPORTANT!

     Whether or not you plan to attend the reconvened meeting, please sign, date and return our WHITE proxy card as promptly as possible in the enclosed postage-prepaid envelope. Only your latest dated proxy will be counted.

     WE STRONGLY RECOMMEND THAT YOU NOT SIGN ANY BLUE PROXY CARD SENT TO YOU BY THE COMMITTEE. DO NOT TURN CONTROL OF YOUR COMPANY OVER TO THIS GROUP WHO HAVE NEVER HAD A MEETING, HAVE NOT EVEN INDICATED WHAT THEY WOULD DO SPECIFICALLY WITH YOUR COMPANY'S BUSINESS IF ELECTED AND WHO WE SUBMIT ARE NOT QUALIFIED TO BE ELECTED.

     We thank you for your continued support.

                              Sincerely yours,

/s/ Douglas B. Fletcher                       /s/ Patricia M. Howe

Douglas B. Fletcher                           Patricia M. Howe
Chairman of the Board                         Director

/s/ Lorraine O. Legg                          /s/ Robert W. Ledoux

Lorraine O. Legg                              Robert W. Ledoux
President and Chief Executive Officer         Director

/s/ Anthony H. Barash                         /s/ J. David Schemel

Anthony H. Barash                             J. David Schemel
Director                                      Director



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    If you have any questions or need assistance in voting your shares please contact:

                           MacKenzie Partners, Inc.
                               156 Fifth Avenue
                           New York, New York 10010
                         (212) 929-5500 (Call Collect)
                                      or
                         CALL TOLL-FREE (800) 322-2885